Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The Davey 401KSOP and ESOP of our report dated May 28, 2021, with respect to the financial statements and schedules of The Davey Tree 401KSOP and ESOP included in the Plan’s Annual Report (Form 11-K) for the years ended December 31, 2020 and 2019, filed with the Securities and Exchange Commission.

/s/ Mayer Hoffman McCann P.C.

Akron, Ohio
September 29, 2021